SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2011

AMARU, INC.

(exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation)

000-32695	88-0490089
Commission File Number	IRS Employer Identification Number

62 CECIL STREET, #06-00 TPI BUILDING, SINGAPORE 049710

 (Address of principal executive offices)

Registrant's telephone number, including area code: (65) 6332 9287

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS OR CHANGE IN FISCAL YEAR.

         On August 15, 2011, Amaru, Inc., a Nevada corporation (the "Company"), filed an amendment to the Company's Articles Incorporation with the Secretary of State of the state of Nevada, amending Article IV, Capital Stock of the Company to increase the Company's authorized number of shares of common stock to 400 million shares and the Company's authorized number of shares of preferred stock to 25 million shares. The amendment to the Company's Articles of Incorporation was approved by the majority shareholders of the Company (86.37%)  at the special meeting of the Company's shareholders held on July 25, 2011.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.4	Amendment to the Articles of Incorporation of Amaru, Inc. dated August 15, 2011

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act or 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARU, INC.

Dated: August 26, 2011	By:	/s/ Chua Leong Hin
Chua Leong Hin
President